Exhibit 99.1

INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	13

Statement of Assets Acquired and Liabilities Assumed at January 27, 2012	14

Notes to Statement of Assets Acquired and Liabilities Assumed	15 – 23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of CenterState Banks, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by CenterState Bank of Florida, N.A. (a wholly owned subsidiary of CenterState Banks, Inc.) pursuant to the Purchase and Assumption Agreement dated January 27, 2012 (the Agreement). This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the account principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above presents fairly, in all material respects, the assets acquired and liabilities assumed by CenterState Bank of Florida, N.A. (a wholly owned subsidiary of CenterState Banks, Inc.) pursuant to the Agreement, in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida

April 12, 2012

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

January 27, 2012
Cash and due from banks	$4,774
Interest bearing deposits held at Federal Home Loan Bank (“FHLB”)	10,541
Interest bearing deposits held at Federal Reserve Bank	62,327
Investment securities available for sale	3,500

Covered loans	171,949
Consumer loans not covered by loss sharing agreement	961

Total loans	172,910

Covered other repossessed real estate owned (“OREO”)	15,318
FDIC indemnification asset	78,148
FHLB stock	1,627
Core deposit intangible	1,521
Trust intangible	1,580
Goodwill	8,745
Other assets	2,742

Total assets acquired	$363,733

Deposits:
Non interest bearing demand accounts	$57,845
Interest bearing checking accounts	21,347
Interest bearing savings accounts	53,213
Time deposits	220,694

Total Deposits	353,099

FHLB advances	10,060
Interest payable on deposits and FHLB advances	523
Other liabilities	51

Total liabilities assumed	$363,733

The accompanying notes are an integral part of this financial statement

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 1:	FDIC assisted acquisition of certain assets and liabilities of First Guaranty Bank and Trust Company of Jacksonville

On January 27, 2012, CenterState Bank of Florida, N.A. (“CenterState”), a wholly owned subsidiary of CenterState Banks, Inc. (the “Company”), entered into a purchase and assumption agreement that included certain loss share agreements (the “Agreements”) with the Federal Deposit Insurance Corporation (“FDIC”) and the FDIC as receiver, pursuant to which CenterState acquired certain assets and assumed deposits and certain liabilities of First Guaranty Bank and Trust Company of Jacksonville (“FGB”) located in Jacksonville, Florida.

FGB operated through eight branches in Duval County, Florida. CenterState assumed $353,099 of the deposits of FGB at estimated fair value. Additionally, CenterState acquired loans with an estimated fair value of $172,910 and an unpaid principal balance of $264,759, repossessed real estate (“OREO”) and investment securities with estimated fair values of $15,318 and $3,500, respectively. Approximately $263,390 of the $264,759 acquired loans and all of the acquired OREO (“Covered Assets”) are covered by loss sharing agreements between the FDIC and CenterState.

The assets acquired and liabilities assumed in the transaction are presented at estimated fair value on the date of the acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3. The fair value estimates for acquired loans and OREO are considered preliminary primarily due to pending appraisals, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. CenterState and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by CenterState and/or the purchase prices. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.

Note 2:	Loss sharing agreements and FDIC indemnification asset

As part of the Agreements, CenterState and the FDIC also entered into certain loss sharing agreements. Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse CenterState for losses with respect to certain loans begins with the first dollar of loss incurred. Approximately $290,408 of assets which include $263,390 of loans and $27,018 of OREO are covered under these agreements. The amounts covered by the loss sharing agreements are the pre-acquisition book values of the underlying assets and certain future net direct costs. The FDIC will reimburse CenterState for 80% of losses up to $232,326. CenterState will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid CenterState a reimbursement under the loss sharing agreements. Certain other assets of FGB were acquired by CenterState that are not covered by loss sharing agreements with the FDIC. These assets include consumer loans and investment securities purchased at fair market value and other tangible assets.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value:

	January 27, 2012
Assets subject to stated threshold:	Amount Covered	fair value
Loans	$263,390	$171,949
OREO	27,018	15,318

Total covered assets	$290,408	$187,267

The loss sharing agreements applicable to single family residential mortgage loans provides for FDIC loss sharing and Company reimbursement to the FDIC for recoveries for ten years. The loss sharing agreement applicable to commercial loans and other covered assets provides for FDIC loss sharing for five years and Company reimbursement to the FDIC for a total of eight years for recoveries.

The loss sharing agreements are subject to certain servicing procedures as specified in agreements with the FDIC. The expected reimbursements under the loss sharing agreements were recorded as an indemnification asset on the statement of assets acquired and liabilities assumed at the estimated fair value of $78,148. The FDIC loss share indemnification asset reflects the present value of the expected net cash reimbursement related to the loss sharing agreements described above.

Note 3:	Basis of presentation

CenterState has determined that the acquisition of the net assets of FGB constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their estimated fair values as required by that topic.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed. ASC 820-10 establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1:	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date;

Level 2:	Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market date;

Level 3:	Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The following is a description of the methods used to determine the fair values of significant assets and liabilities.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Cash, due from banks and interest bearing deposits

The carrying amount of these assets is a reasonable estimate of fair value.

Investment securities available for sale

The fair value for securities available for sale was determined by inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability, specifically one of the securities was called subsequent to the acquisition date and management expects the other to be called prior to maturity (Level 3 inputs).

Loans

At the January 27, 2012 acquisition date, the Company estimated the fair value of the acquired loan portfolio at $172,910, which represents the expected cash flows from the portfolio discounted at a market-based rate. Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, risk classification, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were valued in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows. Fair values are considered to be Level 3 pricing.

OREO

Fair values for OREO were determined using Level 3 inputs which include current and prior appraisals and estimated costs to sell. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach.

FDIC indemnification asset

These loss sharing assets are measured separately from the related covered assets as they are not contractually embedded in the assets and are not transferable with the assets should CenterState choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentage. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted, using a rate of 2.78%, to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. Fair value is considered to be Level 3 pricing.

FHLB stock

It was not practicable to determine the fair value of Federal Home Loan Bank (“FHLB”) stock due to restrictions placed on its transferability, and as such has been recorded at its redeemable value.

Core deposit intangible

This intangible asset represents the intangible value of the acquired core deposits. The fair value of this intangible asset was estimated based on the discounted cash flow methodology that gave consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits. Fair value is considered to be Level 3 pricing.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Trust intangible

This intangible asset represents the value of the Trust business (“Trust”) acquired from FGB. The fair value of this intangible asset was estimated based on the discounted cash flow methodology that gave consideration to expected customer attrition rates, servicing revenue and the net maintenance cost attributable to customer Trust accounts. Fair value is considered to be Level 3 pricing.

Goodwill

Goodwill represents the consideration paid in excess of the fair value of the net assets received pursuant to the FGB transaction.

Deposits

The fair values used for the checking and savings deposits that comprise the transaction accounts acquired, by definition equal the amount payable on demand at the reporting date. The fair values for time deposits was estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits, and are considered to be Level 2 pricing. All of the internet time deposits ($127.9 million) and $10.7 of selected retail time deposits were repriced to current market rates and not included in the fair value calculation.

FHLB advances

Management’s intention as of the acquisition date was to prepay the FHLB advances acquired, which subsequently occurred. As such, management determined the fair value of the FHLB advances at the acquisition date was the $10,000 principal outstanding plus the prepayment penalty of approximately $60.

Use of estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about discount rates, future expected cash flows, including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of fair values of the net assets acquired in the FGB acquisition. Actual results could differ from those estimates. Actual results that may vary significantly from the Company’s assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition and deposit attrition.

Note 4:	Net assets acquired

Under the terms of the purchase and assumption agreements, the FDIC agreed to transfer to CenterState (1) certain assets subject to loss sharing agreements at book value, (2) certain assets that are not subject to the loss sharing agreements at a contractually specified purchase price, (3) certain assets at fair value, (4) certain liabilities at book value and (5) a cash payment of $523.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Details related to the transfer at acquisition date, are as follows:

January 27, 2012
Payment from FDIC per purchase and assumption agreements	$(523)

Net assets acquired per purchase and assumption agreements	13,972
Purchase accounting adjustments:
Loans	(91,849)
OREO	(11,700)
Other repossessed assets	(156)
FDIC indemnification asset	78,148
Time deposits	(724)
FHLB advances	(60)
Trust intangible	1,580
Core deposit intangible	1,521

Fair value of net assets acquired per purchase and assumption agreements	(9,268)

Payment from FDIC less the fair value of the net assets acquired (“goodwill”)	$8,745

Note 5:	Investment securities

The table below reflects the acquired investment securities at acquisition date:

	par value	fair value	weighted average maturity in months
Federal Farm Credit Bank (“FFCB”)- fixed	$1,000	$1,000	97
FNMA- step up	$2,500	$2,500	176

Total	$3,500	$3,500	153

The first security listed in the table above (FFCB) carries a fixed interest rate of 4.19%, has a maturity date of February 24, 2020, and is continuously callable effective February 24, 2012. The security was called on February 24, 2012. The second security in the table above (FNMA) is fixed at 3% until August 2016, then steps up to 3.5% until August 2020, then steps up to 4% until August 2023, then steps up to 5% until August 2025, then steps up to 6% until maturity in August 2026. The security is callable on a quarterly basis. Securities are measured at fair value on a recurring basis and fair value is considered to be level 3 pricing.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 6:	Loans

The composition of loans acquired at acquisition date is as follows:

fair value
Covered loans:
Single family residential real estate	$58,428
Commercial real estate	104,321
Construction, development and land	4,321

Total real estate loans	167,070
Commercial loans	4,879

Total covered loans	171,949
Loans not covered by loss sharing agreement:
Consumer and other loans	961

Total loans	$172,910

The following table presents purchased loans accounted for under ASC Topic 310-30 at the January 27, 2012 acquisition date:

	loans with specifically identified credit deficiency factor (Type A loans)	loans with implied credit deficiency factor (Type B loans)	total loans
Contractually required principal and interest	$100,292	$208,370	$308,662
Non-accretable difference	(58,913)	(46,957)	(105,870)

Cash flows expected to be collected	41,379	161,413	202,792
Accretable yield	(2,084)	(27,798)	(29,882)

Fair value of loans accounted for under ASC 310-30	$39,295	$133,615	$172,910

Acquired loans that were non-accrual, 60 days or more past due, designated as Troubled Debt Restructured (“TDR”), graded “special mention” or “substandard,” had six or more 30 day past due notices or had any 60 day or 90 day past due notices during the loan term, were identified as Type A loans, that is, loans with specifically identified credit deficiency factor. The Company will account for Type A loans under ASC Topic 310-30.

All remaining loans, those without specifically identified credit deficiency factors, or Type B loans, were grouped into pools with common characteristics. These loans were then evaluated to determine estimated fair value as of the acquisition date. Although no specific credit deficiencies are easily identifiable, management believes there is an element of risk as to whether all contractual cash flows will be eventually received. Factors that were considered included the poor economic environment both nationally and locally as well as the unfavorable real estate market particularly in Florida. In addition, these loans were acquired from a failed financial institution which implies poor, or at least questionable, underwriting. Based on management’s estimate of fair value, each of these pools has a credit discount. The Company will apply ASC Topic 310-30 accounting treatment by analogy to Type B loans. The result is that all loans acquired from this failed financial institution will be accounted for under ASC Topic 310-30.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 7:	Goodwill and other intangible assets

The statement of assets acquired and liabilities assumed reflects a core deposit intangible asset of $1,521 at January 27, 2012 related to the FGB acquisition. The core deposit intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. Estimated amortization expense for the remainder of 2012 and the five subsequent years thereafter is $216, $196, $166, $141, $133 and $132, respectively. The Company will review the valuation of this intangible asset periodically for impairment. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

The statement of assets acquired and liabilities assumed reflects a Trust intangible asset of $1,580 at January 27, 2012 related to the FGB acquisition. The Trust acquisition intangible asset will be amortized utilizing an accelerated amortization method over an estimated economic life not to exceed ten years. Estimated amortization expense for the remainder of 2012 and the five subsequent years thereafter is $217, $225, $211, $196, $180 and $162, respectively. The Company will review the valuation of this intangible asset periodically for impairment. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

In connection with the FGB acquisition, the fair value of the net liabilities assumed exceeded the payment received from the FDIC. Accordingly, goodwill of approximately $8,745 was recorded as a result of the acquisition. Goodwill is not an amortizable asset. The Company will review the valuation of this intangible asset periodically for impairment. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations. These intangibles, including goodwill are deductible for federal income tax purposes over a fifteen year period.

This Acquisition was attractive to the Company for a variety of reasons including the following:

•	attractiveness in the pricing of the acquired loan portfolios including the indemnification asset;

•	ability to increase the Company’s market share in Duval County, Florida;

•	attractiveness of core deposit customer relationships;

•

opportunities to enhance income and efficiency due to duplications of effort and decentralized processes as the Company expects to enhance income by centralizing some duties and removing duplications of effort.

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

Note 8:	Deposits

Deposits assumed are composed of the following at acquisition date:

January 27, 2012 fair value
Non interest bearing checking accounts	$57,845
Interest bearing checking accounts	21,347
Interest bearing savings deposits	53,213
Time deposits	220,694

Total	$353,099

At acquisition date, the scheduled maturities and the weighted average interest rates of time deposits of more that $100 and less than $100 were as follows:

	January 27, 2012
	Total time deposits excluding internet deposits
	greater than $100		less than $100
	fair value	weighted average interest rate	fair value	weighted average interest rate
Less than 3 months	$10,228	0.15%	$9,129	0.15%
4 - 6 months	3,420	0.20%	7,003	0.20%
7 - 12 months	15,561	0.27%	11,229	0.27%
1 - 2 years	14,727	0.42%	6,617	0.41%
2 - 3 years	7,054	0.75%	2,747	0.75%
3 - 4 years	433	0.90%	633	0.90%
4 - 5 years	2,395	1.25%	1,662	1.25%

Total	$53,818	0.40%	$39,020	0.34%

	January 27, 2012
	Total internet time deposits
	greater than $100		less than $100
	fair value	weighted average interest rate	Fair Value	weighted average interest rate
Less than 3 months	$9,029	0.05%	$9,158	0.05%
4 - 6 months	14,128	0.05%	3,475	0.05%
7 - 12 months	40,769	0.05%	6,375	0.05%
1 - 2 years	23,990	0.05%	5,647	0.05%
2 - 3 years	10,440	0.05%	1,317	0.05%
3 - 4 years	3,255	0.05%	273	0.05%

Total	$101,611	0.05%	$26,245	0.05%

The Company did not assume any broker deposits but did assume $127,856 of internet time deposits. The Company exercised its option, pursuant to the FDIC purchase and assumption agreement, to immediately reprice this group of time deposits subsequent to the acquisition date to estimated market rates. The Company repriced all of these time deposits. Pursuant to the FDIC purchase and assumption agreement, if the Company chooses to reprice any time deposits, the customer has the

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

By CenterState Bank of Florida, N.A.

(a wholly owned subsidiary of CenterState Banks, Inc.)

(dollars are in thousands)

option of withdrawing their deposit any time prior to maturity without penalty. All of the internet time deposits have been withdrawn early. The Company also repriced approximately $10,673 of time deposits to current market rates subsequent to the acquisition date.

Note 9:	Subsequent Events

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. Subsequent to the January 27, 2012 acquisition date, the Federal Farm Credit Bank security was called at its par value of $1,000. The $10,000 FHLB advances and the $60 prepayment penalty was paid subsequent to the acquisition date. The Company also exercised its option to reprice the internet time deposits it assumed pursuant to the acquisition and all of these deposits were redeemed early without penalty as discussed in Note 8 above. The Company also exercised its option to reprice certain other time deposits to current market rates subsequent to the acquisition date. The Company also has an option to purchase any of the branch real estate at fair value based on a current appraisal. The Company expects to purchase two branch locations.